OPPENHEIMER PORTFOLIO SERIES CONSERVATIVE INVESTOR FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for January 31, 2013. Net assets of the Fund were unaffected by the reclassifications.

    Increase
    to Accumulated Net
Increase to                        Realized Loss
Paid-in Capital                  on Investments
             -----------------------------------------------------------------------------
                $4,946,542                          $4,946,542

OPPENHEIMER PORTFOLIO SERIES MODERATE INVESTOR FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for January 31, 2013. Net assets of the Fund were unaffected by the reclassifications.

     Increase
     to Accumulated Net
Increase to                         Realized Loss
Paid-in Capital                   on Investments
             -----------------------------------------------------------------------------
                $16,625,487                          $16,625,487

OPPENHEIMER PORTFOLIO SERIES ACTIVE ALLOCATION FUND

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for January 31, 2013. Net assets of the Fund were unaffected by the reclassifications.

Increase                                       Increase
to Accumulated                          to Accumulated Net
Increase to                            Net Investment                           Realized Loss
Paid-in Capital                      Income                                         on Investments
-----------------------------------------------------------------------------------------------------------
$12,390,337                            $3,027,112                                    $15,417,449